UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 25, 2010

NEVADA GOLD HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52636	20-3724068
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

800 E. Colorado Blvd., Suite 888
Pasadena, CA  91101
(Address of principal executive offices, including zip code)

(925) 938-0406
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On January 25, 2011, acting by unanimous written consent in lieu of a meeting, our Board of Directors elected Jimmy Wang as a member of the Board of Directors, to fill a vacancy created by the January 20, 2011, resignation of Wei Wang.  Wei Wang indicated in his letter of resignation that his resignation did not arise from any disagreement with us on any matter relating to our operations, policies or practices.

Jimmy Wang, Director, is the Chief Financial Officer of American Compass, Inc., where he has served, initially as Chief Accounting Officer, since 2003.  Prior to joining American Compass, Inc., he served as an accounting manager for Planned Parenthood of the Greater Miami Valley from 2000 to 2003.  He is a graduate of the City University of New York, where he majored in both Accounting & Information Systems and Economics.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nevada Gold Holdings, Inc.

Date: January 31, 2011	By:	/s/ David Rector
Name: David Rector
Title: Chief Executive Officer and President